UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): January 5, 2022, (January 1, 2022)

NETWORK CN INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-30264	90-0370486
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Unit 802B-803, 8/F, Tower 2, South Seas Centre, 75 Mody Road, TST, Kowloon, HK

(Address of Principal Executive Offices)

(Zip Code)

852-9625 0097

(Registrant's telephone number, including area code)

_____________________________________________________

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	NWCN	OTC market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 31, 2021, Mr. Wong Wing Kong, the independent director of Network CN Inc. (the “Company") notified the Company of his intention to resign from his position as a director of the Company for personal reasons. Mr. Wong Wing Kong’s resignation will become effective on December 31, 2021. Mr. Wong Wing Kong’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On the same date, the Company’s Board of appointed Mr. Frederick Wong as independent director of the Company’s Board. Mr. Frederick Wong’s appointment will become effective on January 1, 2022.

Mr. Wong has almost 30 years’ experience in accounting, internal control, financial control and capital markets. He currently serves as Intelligent Living Application Group Inc. (Stock Code: ILAG.Nasdaq)’s Chief Financial Officer. He has served as compliance offer for China Finance Investment Holdings Limited (Stock Code: 0875.HK) from November 1, 2018 to May 31, 2020. Mr. Wong has also served as a member of the board of directors for On Real International Holdings Limited (now known as Cocoon Holdings Limited) (Stock Code: 8510.HK) since March 31, 2016 and Top Standard Corp. (Stock Code: 8245.HK) since January 24, 2020. From September 2017 to August 2018, Mr. Wong was the chief financial officer of O Media Limited, a Macau media company in gaming. He was a director of Network CN, Inc. (Stock Code: NWCN) in U.S.A. between September 2015 and July 2017, and the authorised representative and company secretary of China Oil Gangran Energy Group Holdings Limited (Stock Code: 8132.HK) from December 2015 to November 2016 and continued acting as the authorised representative until January 2017. Mr. Wong is a CPA of Hong Kong, CPA of Canada, CPA of Australia and fellow member of Hong Kong Institute of Taxation. Mr. Wong received a Bachelor of Business Administration from the Chinese University of Hong Kong in 1989, a Bachelor or Business from the University of Southern Queensland, Australia, in 1992 and studied EMBA courses offered by the Troy University (formerly known as Troy State University), Alabama, U.S. from 1999 to 2000.

There are no arrangements or understandings between Mr. Wong and any other persons pursuant to which they were selected as director and there are no transactions between the Company and any of them that would require disclosure under Item 404(a) of Regulation S-K.

The Company has not entered into written agreements with Mr. Wong, but the Company intends to enter agreements with them at a later date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 5,2022

NETWORK CN INC.

By: /s/ Earnest Leung
Earnest Leung
Chief Executive Officer